UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2010

Environmental Infrastructure Holdings Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-124704	32-0294481
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Barr Harbor Drive, Ste. 400
West Conshohocken, PA  19428
 (Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (866) 629-7646

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

As of February 26, 2010, the Board of Directors of Environmental Infrastructure Holdings Corp. accepted the resignation of Andrew B. Mazzone from the board, and elected James K. Weber to fill the vacancy created by the resignation of Mr. Mazzone. Mr. Mazzone’s decision to resign his seat on the board did not arise or result from any disagreement with the Registrant on any matters relating to the Registrant's operations, policies or practices, but rather Mr. Mazzone’s desire to curtail his activities for personal reasons. Mr. Weber’s term will expire at the Annual Stockholders Meeting in 2010. There are no understandings or arrangements between Mr. Weber and any other person by which he was selected as a director.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of February 26, 2010, the Board of Directors of Environmental Infrastructure Holdings Corp. adopted amended and restated bylaws of the Registrant. The main changes in the By-Laws are:

•	a provision for the manner in which shareholders can (a) call a special meeting of the shareholders and (b) bring business at an annual meeting

•	changing the number of directors from (a) a minimum of 1 and a maximum of 5 to (b) a minimum of 3 and a maximum as determined by the Board

•	a provision for electronic notice of Board meetings and electronic notice to shareholders where permitted by law

•	a provision that directors may electronically consent to take action without a meeting

•	addition of limited liability language for directors

•	addition of indemnification language for directors and officers

•	the change of fiscal year from beginning on October 1 to beginning on January 1

•	a provision that the By-Laws may be amended by the Board or by a 75% shareholders vote

 The change in the fiscal year is  effective for the fiscal year ending December 31, 2009. The Company will file its annual report on Form 10-K by March 31, 2010.

Item 9.01	Financial Statements and Exhibits

The following exhibits are furnished as part of this 8-K.

Exhibit 3.2	Amended and Restated Bylaws of Environment Infrastructure Holdings Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2010	ENVIRONMENTAL INFRASTRUCTURE HOLDINGS CORP.

	By:	/s/ Michael D. Parrish
	Name:	Michael D. Parrish
	Title:	Chairman and Chief Executive Officer